DISTRIBUTION AGREEMENT

This Distribution Agreement is made as of June 28, 2006, by and between SATURNA INVESTMENT TRUST, a Washington Business Trust (the “Trust) and SATURNA CAPITAL CORPORATION (“Saturna”).

WHEREAS, the Trust is an open-end management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Trust currently has a Distribution Agreement with Saturna Brokerage Services (“SBS”) (formerly Investors National Corporation), a wholly-owned subsidiary of Saturna dated September 20, 2004;

WHEREAS, the Trust’s Board is recommending to shareholders the adoption of a plan of distribution under Rule 12b-1 under the 1940 Act, and wishes to amend the Distribution Agreement currently in effect to provide for such a plan of distribution, should one be adopted by the shareholders;

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein and intending to be legally bound hereby, the parties hereto agree as follows:

I. DELIVERY OF DOCUMENTS

The Trust has delivered to Distributor copies of each of the following documents and will deliver to it all future amendments and supplements thereto, if any:

(a) Resolutions of the Trust’s Board of Trustees authorizing the execution and delivery of this Agreement;

(b) The Trust’s Articles of in corporation;

(c) The Trust’s by-laws;

(d) The Trust’s Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission ("SEC");

(e) The Trust’s Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933 (the "1933 Act") and the 1940 Act, as filed with the SEC and all amendments thereto; and

(f) The Trust’s most recent Prospectus and Statement of Additional Information and all amendments and supplements thereto (collectively, the "Prospectus").

II. DISTRIBUTION

1. Appointment of Distributor. The Trust hereby appoints Distributor as Distributor of the Funds’ Shares and Distributor hereby accepts such appointment and agrees to render the services and duties set forth in this Section II. In the event that the Trust establishes additional Funds or classes of shares other than the Funds and the Shares with respect to which it decides to retain Distributor to act as distributor hereunder, the Trust shall notify Distributor in writing. If Distributor is willing to render such services, it shall so notify the Trust in writing whereupon such Fund and such shares shall become a Fund and Shares hereunder and shall be subject to the provisions of this Agreement, except to the extent that said provision is modified with respect to such Fund or shares in writing by the Trust and Distributor at the time.

2. Services and Duties.

(a) The Trust agrees to sell through Distributor, as agent, from time to time during the term of this Agreement, Shares (whether authorized but unissued or treasury shares, in the Trust’s sole discretion) upon the terms and at the current offering price as described in the applicable Prospectus. Distributor will act only in its own behalf as principal in making agreements with selected dealers or others for the sale and redemption of Shares, and shall sell Shares only at the offering price thereof as set forth in the applicable Prospectus. Distributor shall devote appropriate efforts to effect sales of Shares of each of the Funds, but shall not be obligated to sell any certain number of Shares.

(b) In all matters relating to the sale and redemption of Shares, Distributor will act in conformity with the Trust’s Articles of Incorporation, by-laws and applicable Fund Prospectuses and with the instructions and directions of the Board of Trustees of the Trust and will conform to and comply with the requirements of the 1933 Act, the 1940 Act, the regulations of the National Association of Securities Dealers, Inc. and all other applicable Federal or state laws and regulations.

(c) Distributor will bear the cost of printing and distributing any Prospectus (including any supplement or amendment thereto), provided, however, that Distributor shall not be obligated to bear the expenses incurred by the Trust in connection with (i) the preparation and printing of any supplement or amendment to a Registration Statement or Prospectus necessary for the continued effective registration of the Shares under the 1933 Act or state securities laws; and (ii) the printing and distribution of any Prospectus, supplement or amendment thereto for existing shareholders of the class ("Class") of Shares described therein.

(d) All Shares of the Funds offered for sale by Distributor shall be offered for sale to the public at a price per share (the "offering price") equal to (i) their net asset value (determined in the manner set forth in the applicable Prospectuses) plus, except to those classes of persons or Shares set forth in the applicable Prospectuses, (ii) any sales charge which may be applicable shall be the percentage of the offering price of such Shares as set forth in the applicable Prospectuses. The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. Concessions paid by Distributor to broker-dealers and other persons shall be set forth in either the selling agreements between Distributor and such broker-dealers and persons or, if such concessions are described in the applicable Prospectuses, shall be as so set forth. No broker-dealer or other person who enters into a selling or distribution and servicing agreement with Distributor shall be authorized to act as agent for the Funds in connection with the offering or sale of Shares to the public or otherwise.

(e) If any Shares sold by Distributor under the terms of this Agreement are redeemed or repurchased by the Trust or by Distributor as agent or are tendered for redemption within seven business days after the date of confirmation of the original purchase of said Shares, Distributor shall forfeit the amount above the net asset value, if any, received by it with respect to such Shares, provided that the portion, if any, of such amount re-allowed by Distributor to broker-dealers or other persons shall be repayable to the Trust only to the extent recovered by Distributor from the broker-dealer or other persons concerned. Distributor shall include in the form of agreement with such broker-dealers and other persons a corresponding provision for the forfeiture by them of their concession with respect to Shares sold by them or their principals and redeemed or repurchased by the Trust or by Distributor as agent (or tendered for redemption) within seven business days after the date of confirmation of such initial purchases.

(f) Should the Trust, on behalf of one or more series of the Trust, adopt one or more plans of distribution pursuant to Rule 12b-1 under the 1940 Act (“Rule 12b-1 Plan”), Distributor shall be paid compensation for its services, (and/or reimbursed for expenses), to the extent permitted by any such Rule 12b-1 Plan. No provision of this Agreement may be deemed to prohibit any payments by a Fund to Distributor or by a Fund or Distributor to investment dealers, banks or other financial institutions through which shares of the Funds are sold where such payments are made under such Rule 12b-1 Plan. The Funds agree that they shall provide notice to Distributor at least 30 days prior to the effective date of the elimination of or the decrease in the amount of expenses reimbursable under any such Rule 12b-1 Plan.

(g) With respect to such classes of shares, if any, that are sold with a contingent deferred sales charge ("CDSC"), Distributor shall impose a CDSC in connection with the redemption of the Shares of such classes, not to exceed a specified percentage of the original purchase price of the Shares, as from time to time set forth in the applicable Prospectuses. Distributor may retain (or receive from the Funds, as the case may be) all of any CDSC. Distributor may pay to broker-dealers or other persons through whom such Shares are sold a commission or other payment to the extent consistent with the current Prospectuses and applicable rules and regulations.

3. Sales and Redemptions.

(a) The Funds shall pay all costs and expenses in connection with the registration of the Shares under the 1933 Act, and all expenses in connection with maintaining facilities for the issue and transfer of the Shares and for supplying information, prices and other data to be furnished by the Funds hereunder, and all expenses in connection with preparing, printing and distributing the Prospectuses except as set forth in subsection 2(c) of Section II hereof.

(b) The Funds shall execute all documents, furnish all information and otherwise take all actions which may be reasonably necessary in the discretion of the Funds’ officers in connection with the qualification of the Shares for sale in such states as Distributor may designate to the Funds and the Funds may approve, and the Fund shall pay all filing fees which may be incurred in connection with such qualification. Distributor shall pay all other expenses incurred by Distributor in connection with the sale of the Shares, except as otherwise specifically provided in this Agreement.

(c) The Funds shall have the right to suspend the sale of Shares at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of Shares of any Fund at any time permitted by the 1940 Act or the rules of the SEC ("Rules").

(d) the case of any purchase or redemption order received by Distributor on any business day prior to the time the net asset values of Shares are determined (the “cut off time,” ordinarily the close of regular trading on the New York Stock Exchange at 4:00 p.m. Eastern time), the order shall be accorded a trade date on the Funds’ accounting system that is the date of receipt of the order by Distributor. In the case of any such purchase or redemption order is received by Distributor on any business day after the cut off time, the order shall be accorded a trade date on the Funds’ accounting system that is the next business day that the New York Stock Exchange is open for trading. The Funds use the close of regular trading on the New York Stock Exchange ordinarily 4:00 p.m. eastern time as order cut off time.

(e) Distributor certifies that it has established and will maintain policies and procedures reasonably designed to ensure that transactions in Funds’ shares are effected in accordance with applicable contract provisions and law, including, but not limited to, procedures designed to prevent same-day execution of orders received after the cut off time.

(f) The Funds reserve the right to reject any order for Shares but will not do so arbitrarily or without reasonable cause.

III. LIMITATIONS OF LIABILITY

Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or any Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

IV. CONFIDENTIALITY

Distributor will treat confidentially and as proprietary information of the Funds, all records and other information relative to the Funds, to the Funds’ prior or current shareholders and to those persons or entities who respond to Distributor's inquiries concerning investment in the Funds, and, except as provided below, will not use such records and information for any purpose other than the performance of its responsibilities and duties hereunder. Any other use by Distributor of the information and records referred to above may be made only after prior notification to and approval in writing by the Funds. Such approval shall not be unreasonably withheld and may not be withheld where: (i) Distributor may be exposed to civil or criminal contempt proceedings for failure to divulge such information; (ii) Distributor is requested to divulge such information by duly constituted Authorities; or (iii) Distributor is so requested by the Funds.

V. INDEMNIFICATION

1. Trust’s Representation. The Trust represents and warrants to Distributor that at all times the Registration Statement and Prospectuses will in all material respects conform to the applicable requirements of the 1933 Act and the Rules thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty in this subsection shall apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Trust by or on behalf of and with respect to Distributor expressly for use in the Registration Statement or Prospectuses.

2. Distributor Representation. Distributor represents and warrants to the Trust that it is duly organized as a Washington State corporation and is and at all times will remain duly authorized and licensed to carry out its services as contemplated herein.

3. Trust Indemnification. The Trust, on behalf of each Fund, agrees that each Fund will indemnify, defend and hold harmless Distributor, its several officers and directors, and any person who controls Distributor within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectuses or in any application or other document executed by or on behalf of a Fund, or arise out of or based upon, information furnished by or on behalf of a Fund, filed in any state in order to qualify the Shares under the securities or blue sky laws thereof ("Blue Sky Application"), or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Distributor, its several officers and directors, and any person who controls Distributor within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that neither the Trust nor any Fund shall be liable in any case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any untrue statement, alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Prospectuses, any Blue Sky Application or any application or other document executed by or on behalf of the Trust in reliance upon and in conformity with written information furnished to the Funds by or on behalf of Distributor specifically for inclusion therein.

A Fund shall not indemnify any person pursuant to this subsection 3 unless the court or other body before which the proceeding was brought has rendered a final decision on the merits that such person was not liable by reason of his willful misfeasance, bad faith or gross negligence in the performance of his duties, or his reckless disregard of his obligations and duties, under this Agreement ("disabling conduct") or, in the absence of such a decision, a reasonable determination (based upon a review of the facts) that such person was not liable by reason of disabling conduct has been made by the vote of a majority of a quorum of trustees of the Trust who are neither "interested parties" of the Trust (as defined in the 1940 Act) nor parties to the proceeding, or by an independent legal counsel in a written opinion.

Each Fund shall advance attorneys' fees and other expenses incurred by any person in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this subsection 3, so long as: (i) such person shall undertake to repay all such advances unless it is ultimately determined that he or she is entitled to indemnification hereunder; and (ii) such person shall provide security for such undertaking, or the Fund shall be insured against losses arising by reason of any lawful advances, or a majority of a quorum of the disinterested, non-party trustees of the Trust (or an independent legal counsel in a written opinion) shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such person ultimately will be found entitled to indemnification hereunder.

The obligations of each Fund under this subsection 3 shall be the several (and not joint or joint and several) obligation of each Fund.

4. Distributor Indemnification. Distributor will indemnify, defend and hold harmless the Trust, each Fund, the Trust’s several officers and trustees and any person who controls the Trust or any Fund within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect hereof) arise out of, or are based upon, any breach of its representations, warranties and agreements herein, or which arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectuses, any Blue Sky Application or any application or other documents executed by or on behalf of the Trust or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon and in conformity with information furnished in writing to the Trust or any of its several officers and trustees by or on behalf of Distributor specifically for inclusion therein, and will reimburse the Trust, each Fund, the Trust’s several officers and trustees, and any person who controls the Trust or any Fund within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim.

5. General Indemnity Provision. No indemnifying party shall be liable under its indemnity agreement contained in subsection 3 or 4 hereof with respect to any claim made against such indemnifying party unless the indemnified party shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve it from any liability which it may otherwise have to the indemnified party. The indemnifying party will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, and if the indemnifying party elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party. In the event the indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by the indemnified party.

VI. DURATION AND TERMINATION

This Agreement shall become effective as of the date of the effectiveness of any Rule 12b-1 Plan adopted by the shareholders, and, unless sooner terminated as provided herein, shall continue for two years from the date of such effectiveness. Thereafter, if not terminated, this Agreement shall continue automatically for successive terms of one year, provided that such continuance is specifically approved at least annually by a vote of the majority of the Board of Trustees of the Trust, including a majority of the trustees who are not "interested persons” of the Trust and have no direct or indirect financial interest in the operation of the Plan, this Agreement, or in any agreement relating to the Plan (the “Plan Trustees”) by vote cast in person at a meeting called for the purpose of voting on such approval; provided, however, that this Agreement may be terminated with respect to any Fund by the Trust at any time, without the payment of any penalty, by vote of a majority of the Plan Trustees or by a vote of a "majority of the outstanding voting securities" of such Fund on 60 days' written notice to Distributor, or by Distributor at any time, without the payment of any penalty, on 60 days' written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its "assignment." (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person” and "assignment" shall have the same meanings as such terms have in the 1940 Act.)

VII. AMENDMENT OF THIS AGREEMENT

No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

VIII. NOTICES

Notices of any kind to be given to the Trust hereunder by Distributor shall be in writing and shall be duly given if mailed or delivered to the Trust at 1300 N. State Street, Bellingham WA 99225, Attention: Nicholas Kaiser, or at such other address or to such individual as shall be so specified by the Trust to Distributor. Notices of any kind to be given to Distributor hereunder by the Trust shall be in writing and shall be duly given if mailed or delivered to Distributor at 1300 N. State Street, Bellingham WA 98225, Attention: Nicholas Kaiser or at such other address or to such individual as shall be so specified by Distributor to the Trust.

IX. MISCELLANEOUS

The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Section VI hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Washington State law; provided, however, that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation of the SEC thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

SATURNA INVESTMENT TRUST (“TRUST”)

By:___________________________________
Name: Nicholas Kaiser
Title: President

Attest:

SATURNA CAPITAL CORPORATION (“DISTRIBUTOR”)

By:____________________________________
Name: Nicholas Kaiser
Title: PresidentAttest: